Information contained herein, marked with [***], is being filed pursuant to a request for confidential treatment.

                                                                   Exhibit 10.30



                        POWER PURCHASE AND SALE CONTRACT


                                     BETWEEN



                     JIAOZUO WAN FANG POWER COMPANY LIMITED


                                       AND


                        HENAN ELECTRIC POWER CORPORATION







                           Dated as of April 25, 1996

                                TABLE OF CONTENTS
                                                                     Page

Section 1.    Definitions And Explanation Of Terms.....................1

Section 2.    Term Of Contract.........................................5

Section 3.    Conditions To Obligations................................5

Section 4.    Sale And Purchase........................................5

Section 5.    Operation And Maintenance................................7

Section 6.    Outages..................................................7

Section 7.    Emergencies..............................................7

Section 8     Interconnection..........................................8

Section 9.    Measurement Of Electric Energy...........................8

Section 10.   Change Of Law............................................10

Section 11.   Method Of Payment........................................10

Section 12.   Force Majeure............................................11

Section 13.   Events Of Default........................................12

Section 14.   Waiver...................................................13

Section 15.   Conciliation And Arbitration.............................14

Section 16.   Representations, Warranties And Undertakings.............15

Section 17.   Liability Of Parties.....................................16

Section 18.   Assignment...............................................17

Section 19.   Amendment Of Contract....................................17

Section 20.   Language.................................................17

Section 21.   Notices..................................................17

Section 22.   Applicable Law...........................................18

Section 23.   Severability.............................................18

Section 24.   Entire Agreement.........................................19

Section 25.   No Third Party Beneficiaries.............................19

Appendix A    Pricing
Appendix B    Point Of Interconnection
Appendix C    Technical Limits
Appendix D    Capacity Test Procedures

                                      (i)

                        POWER PURCHASE AND SALE CONTRACT


          This Power Purchase and Sale Contract (this "Contract") is entered into as of April 25, 1996, by and between HENAN ELECTRIC POWER CORPORATION ("Purchaser") and JIAOZUO WAN FANG POWER COMPANY LIMITED ("Seller").


                                    RECITALS
                                    --------

          A. Seller intends to construct, finance, own, manage, operate and maintain a coal-fired electric generating facility to be located in Jiaozuo City, Henan Province, China, consisting of two 125 megawatt coal-fired electric generating units.

          B. Seller wishes to make available and sell and Purchaser desires to receive and purchase a portion of the energy produced by the Facility.


                                    SECTION 1

                      DEFINITIONS AND EXPLANATION OF TERMS

          As used in this Contract, the following capitalized terms (in the English version hereof) and underlined terms (in the Chinese version hereof) shall have the meanings set forth below.

          "Aluminum Company" means Jiaozuo Aluminum Mill, a Chinese enterprise registered with the Jiaozuo Municipal Administration of Industry and Commerce with its principal office located at 31 Tanan Road, Jiaozuo City, Henan Province, China.

          "Aluminum Mill Power Supply Contract" means the contract between Seller and the Aluminum Company pursuant to which Seller agrees to sell, and the Aluminum Company agrees to purchase, a portion of the energy produced by the Facility.

          "Bankruptcy" means, with respect to a party, (i) a party makes a general assignment for the benefit of its creditors; (ii) a party takes any action for its winding-up or liquidation or for the appointment of a receiver, trustee or similar officer of it or of any of its revenues and assets; or (iii) a party consents to any of the actions described in clause (ii) being taken against it.

          "Business Day" means any day on which the Industrial and Commercial Bank of China is open for business in Jiaozuo City, Henan Province, China.

          "Change in Law" has the meaning given such term in Section 10.

          "Commercial Operation Date" or "COD" means either or both of the Unit One COD and the Unit Two COD.

          "Construction   Contract"   means  the   Contract   for   Engineering,
Procurement and Construction Services to be entered into for the design, engineering and construction of the Facility.

          "Dispatch Contract" has the meaning given that term in Section 3.

          "Dollar" or "$" means the lawful currency of the United States of America.

          "Emergency" means a condition on Purchaser's electrical system under which continued deliveries of energy from the Facility will materially harm the safe and reliable operation of such system or result in disruption of its electric service or create a danger to persons or property.

          "Energy Payment" means the Energy Payment described in Appendix A.

          "Facility" means the coal-fired electric generating facility to be constructed, financed, owned and operated by Seller and located in Jiaozuo City, Henan Province, China consisting of two coal boilers and two steam turbine generating units each with an expected capacity of approximately 125 megawatts and an aggregate expected capacity of approximately 250 megawatts as well as all associated fuel handling and transport and generation equipment and components.

          "Facility Site" means the land located in Jiaozuo City, Henan Province, China on which the Facility is to be located.

          "FORCE MAJEURE" means any of the following events, which causes either or both of the parties to be unable to perform its or their obligations under this Contract: war, hostility, public disturbance, strikes, other labor disputes and work stoppages, failure or interruption of transportation or other utilities, epidemic, fire, flood, earthquake, storm, tidal wave or other acts of nature, and all other similar events beyond the control of the parties affected thereby.

          "Governmental Instrumentality" means the government of the People's Republic of China or any province, municipality or other political subdivision, instrumentality, ministry, department, agency, court, authority, corporation which has authority to exercise governmental functions or commission under the direct or indirect control of any such body.

          "Grid"  means the power grid under the  control of the Henan  Electric

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential information Power Corporation.

          "Joint Venture Contract" means the Cooperative Joint Venture Contract for the Jiaozuo Wan Fang Power Company Limited between the Aluminum Company and Jiaozuo Power Partners, L.P. ("Jiaozuo Power").

          "Minimum Take" means (i) for the period beginning on the Unit One Testing Date and ending on the date immediately preceding the Unit Two Testing Date, the kilowatt-hour amount equal to the sum of all energy produced by the second 125 megawatt unit of the Facility to be completed and delivered to Purchaser plus the product of (x) [***] megawatts MULTIPLIED by (y) [***]% MULTIPLIED by (z) the number of hours in this period; (ii) for the period beginning on the Unit Two Testing Date (if such date is not the first day of a calendar year) and ending on the last day of the calendar year in which the Unit Two Testing Date occurs, the kilowatt-hour amount equal to the product of (x) [***] megawatts MULTIPLIED by (y) [***]% MULTIPLIED by (z) the number of hours in this period; and (iii) for each calendar year thereafter, the kilowatt-hour amount equal to the product of (x) [***] megawatts MULTIPLIED by (y) [***] hours, except that for the calendar year during which the expiration date of this Contract occurs (if such expiration date is not the last day of such calendar year), the Minimum Take means the kilowatt-hour amount equal to the product of (x) [***] megawatts MULTIPLIED by (y) [***]% MULTIPLIED by (z) the number of hours in such calendar year prior to the expiration date; provided that Seller may adjust the Minimum Take for any year by adjusting the megawatt numbers in clauses (i), (ii) and (iii) above so long as Seller notifies Purchaser in writing of such adjustment at least twelve months before such adjustment takes effect. In addition, the Minimum Take shall be adjusted pursuant to Section 4.1 (C) hereof or Section 4.2 of the Dispatch Contract.

          "Permit"  means  any  permit,  license,  approval,   consent,  waiver,
authorization or other requirement required in connection with the Project from any Governmental Instrumentality under applicable laws or regulations.

          "Permit Event" means (i) any Permit not being granted upon application having been duly made; (ii) any Permit ceasing to remain in full force and effect, or not being renewed upon application having been duly made or being renewed upon terms and conditions which are less favorable to Seller than those originally imposed; (iii) the attachment to any Permit subsequent to its grant of any terms or conditions which adversely affect any of Seller's rights or the performance by Seller of any of its obligations; or (iv) the requirement of any Permit not required as of the date of this Contract.

          "Point of Interconnection" means the physical point as described in Appendix B at which interconnection is made between the Facility and Purchaser's transmission facilities.

          "Project" means the Facility, the Facility Site, and all other equipment and property that may become part of either of the foregoing.

          "Prudent Electrical Practices" means those codes, rules and regulations stipulated by the Ministry of Electric Power of the People's Republic of China, other relevant Governmental Instrumentality or other relevant bodies duly authorized by the government in respect of power plant operation and maintenance, control or other related matters. Where there are no such codes, rules and regulations, "Prudent Electrical Practices" means those practices that are generally accepted for use in the international electric utility industry and commonly used in safe and prudent electric utility engineering and operations to design, engineer, construct, test, operate and maintain equipment.

          "Purchaser Energy Payment" means the Energy Payment per kilowatt hour described in Appendix A times the number of kilowatt hours delivered for the relevant period as measured pursuant to Section 9.

          "Rated Capacity" means the capacity (expressed in kilowatts (kW)) of the two 125 megawatt units of the Facility to generate energy, as determined in a completed performance test conducted for each such unit prior to its COD in accordance with the test procedures contained in Appendix D.

          "RMB or Renminbi" means the lawful currency of the People's Republic of China.

          "Scheduled Outage" means a planned interruption of the Facility's generating capability that has been scheduled in advance in the manner provided in the Dispatch Contract and is for inspection, testing, preventive maintenance, repairs or replacement.

          "Technical Limits" means the limits and constraints relating to the operation and maintenance of the Facility, as described in Appendix C.

          "Testing Date" means either or both of the Unit One Testing Date and the Unit Two Testing Date.

          "Testing Period" means, for each unit of the Facility, the period commencing on the date on which, in the opinion of Seller and as set forth in a certificate to be delivered by Seller to Purchaser, such unit is capable of producing energy for sale to Purchaser and ending on the Commercial Operation Date for such unit.

          "Unit One Commercial Operation Date" or "Unit One COD" means the first date following the Testing Period for the first unit of the Facility to be completed on which such unit, in the opinion of Seller and as evidenced by the completion of a performance test during the Testing Period, is capable of producing and delivering, and does produce, energy for sale to Purchaser pursuant to the terms and conditions of this Contract, as set forth in a certificate to be delivered by Seller to Purchaser.

          "Unit One Testing Date" means the date on which the Testing Period for the first unit of the Facility to be completed commences.

          "Unit Two Commercial Operation Date" or "Unit Two COD" means the first date following the Testing Period for the second unit of the Facility to be completed on which such unit, in the opinion of Seller and as evidenced by the completion of a performance test during the Testing Period, is capable of producing and delivering, and does produce, energy for sale to Purchaser pursuant to the terms and conditions of this Contract, as set forth in the certificate to be delivered by Seller to Purchaser.

          "Unit Two Testing Date" means the date on which the Testing

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential information Power Corporation.


Period for the second unit of the Facility to be completed commences.


                                    SECTION 2

                                TERM OF CONTRACT

          This Contract shall become effective upon signing by the parties. Unless terminated pursuant to Section 13, this Contract shall continue in effect until the date that is [***] years after the Business License (as defined in the Joint Venture Contract) is issued to Seller.


                                    SECTION 3

                            CONDITIONS TO OBLIGATIONS

          The  obligations  of  Purchaser  and Seller  under this  Contract  are conditioned upon (i) execution of a mutually satisfactory Dispatch and Interconnection Contract in respect of the Facility (the "Dispatch Contract") between Seller and Dispatcher (as defined therein) and (ii) receipt of all applicable approvals from all relevant Governmental Instrumentalities of the electricity pricing formula set forth in Appendix A and, if required, of this Contract and the Dispatch Contract.


                                    SECTION 4

                                SALE AND PURCHASE

4.1 (A) In accordance with the terms and conditions of this Contract, Seller agrees to sell, and Purchaser agrees to purchase, energy produced and delivered to the Point of Interconnection by the Facility. From and after the Unit One Testing Date, Purchaser shall pay Seller for energy by making Purchaser Energy Payments in accordance with Section 11 and Appendix A.

    (B) The parties acknowledge that the minimum output of energy to be

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential information Power Corporation.


purchased by Purchaser will not be less than the Minimum Take. If for any reason (except a Force Majeure event affecting Purchaser) Purchaser does not purchase the Minimum Take in any period, Purchaser shall nevertheless be obligated to make Purchaser Energy Payments to Seller in the amounts which would have been due had Purchaser purchased the Minimum Take in such period, i.e., Purchaser shall still pay the Purchaser Energy Payment in respect of the amount of such shortfall, provided that when calculating such shortfall Purchaser Energy Payment, the Energy Payment shall not include any amounts in respect of the Fuel Charge (as defined in Appendix A). The amount of such shortfall payment shall be calculated and made within 30 days after the end of a relevant Minimum Take period. If during the course of any period it could be reasonably expected that Seller may have difficulty delivering the Minimum Take as a result of Force Majeure, Change in Law or an Emergency, Purchaser shall, in cooperation with Dispatcher, revise the dispatch schedule so as to permit Seller to deliver as much energy as possible in order to achieve the Minimum Take.

     (C) If Seller is unable to deliver capacity to Purchaser pursuant to the dispatch curves specified in the dispatch schedule because the Aluminum Company is taking capacity (in kilowatts) in excess of its entitlement specified in the Aluminum Mill Power Supply Contract, such excess amount of energy (i.e., the amount of energy in kilowatt hours equal to the product of the excess capacity multiplied by the number of hours the Aluminum Company is taking such excess capacity) taken by the Aluminum Company shall be deducted in computing the Minimum Take. Seller shall provide one month prior written notice to Purchaser of any planned increase or decrease in the Aluminum Company's use of electricity exceeding 10 megawatts.

     (D) Seller may sell and Purchaser may purchase energy in addition to the Minimum Take at the price set forth in Appendix A. Starting from the Unit One Testing Date, for each kilowatt-hour of such additional energy purchased by Purchaser above the Minimum Take, Seller shall pay an Excess Generation Fee to Purchaser equal to [***]% of the profits, as specified in the pricing formula, prior to paying income taxes from sales of energy to Purchaser above and beyond the Minimum Take. If the Seller is required by relevant government authorities to pay any taxes, including income taxes, or any amount put into the reserve funds, including income taxes on the amounts put into the reserve funds, on account of the amount paid to Purchaser as an Excess Generation Fee, then the total of such taxes and reserve fund payments shall be subtracted in calculating the Excess Generation Fee. The amount of such payment by Seller to Purchaser shall be calculated and such payment shall be made within 60 days after the end of each Minimum Take period. If such payment is not made in full to Purchaser prior to the end of this 60-day period, a late fee will be payable by Seller equal to 0.04% of such unpaid amount for each day in the first 60 days such amount remains unpaid and equal to 0.08% for each day thereafter. Any payment of such unpaid amounts shall be applied first to payment of the late payment interest charge and then to the principal amount outstanding.

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential information Power Corporation.


4.2 To the extent energy is generated prior to the Unit One Testing Date, Seller agrees to sell and Purchaser agrees to purchase all such energy. Purchaser shall pay the Purchaser Energy Payment for such energy. Seller shall pay to Purchaser a per kWh fee for coordinating receipt of such energy equal to RMB [***] yuan within 20 days after the end of any month in which such energy is purchased. If such payment is not made in full to Purchaser prior to the end of this 20-day period, a late fee will be payable by Seller equal to 0.04% of such unpaid amount for each day in the first 60 days such amount remains unpaid and equal to 0.08% for each day thereafter. Any payment of such unpaid amounts shall be applied first to payment of the late payment interest charge and then to the principal amount outstanding.

4.3 Purchaser may reject and choose not to make any payment for energy that is produced by Seller in willful violation of the Dispatch Contract.


                                    SECTION 5

                            OPERATION AND MAINTENANCE

5.1 Seller shall be subject to dispatch by Dispatcher pursuant to the Dispatch Contract.

5.2 Seller shall cause the Facility to be operated and maintained in accordance with Prudent Electrical Practices and this Contract.

5.3 Seller shall establish and provide to Purchaser a copy of the initial Technical Limits 30 days prior to the expected Unit One Testing Date and shall notify Purchaser as soon as practicable of any change to the Technical Limits.


                                    SECTION 6

                                     OUTAGES

          Provisions regarding outages of the Facility and power supply for starting, testing and restarting the Facility shall be specified in the Dispatch Contract. To the extent Seller needs power from Purchaser, Purchaser shall provide such power to Seller pursuant to a power sale agreement to be entered into between Seller and Purchaser.


                                    SECTION 7

                                   EMERGENCIES

          Emergencies shall be handled pursuant to provisions of the Dispatch Contract.

                                    SECTION 8

                                 INTERCONNECTION

8.1 Energy produced by Seller and sold to Purchaser pursuant to this Contract shall be made available and delivered by Seller to Purchaser at the Point of Interconnection.

8.2 Purchaser shall design, control, operate and own all interconnection equipment (necessary for its system to accept capacity and energy from Seller) located at the Point of Interconnection. Such equipment shall be designed and constructed pursuant to an interconnection construction contract. Seller shall provide Purchaser a loan in the amount of [RMB 82 million] yuan for such work. The term and interest rate for such loan, together with other relevant provisions, shall be specified in a separate agreement to be entered into between Seller and Purchaser. Such interconnection will be completed and capable of transmitting electricity at least 150 days prior to the Unit One Testing Date. The cost of additions or changes to any of Purchaser's substations, transformers, transmission lines, or any other portions of Purchaser's electric system as a result of Purchaser's load additions or other changes required by Purchaser shall be borne entirely by Purchaser. Purchaser shall also cooperate with Seller and the Aluminum Company in order to switch the lines which currently provide power to the Aluminum Company to Seller's lines so that the Aluminum Company can accept power directly from Seller starting from the Unit One Testing Date.

8.3 Subject to the provisions of the Construction Contract, Seller shall be responsible at its own expense for the engineering, design and construction of the interconnection from the Facility to the Point of Interconnection.

8.4 Purchaser shall be responsible at its own expense for making all changes to its system necessary to accept capacity and energy from Seller. Purchaser shall at its own expense design, construct, maintain and repair all interconnection facilities from its system to the Point of Interconnection.


                                    SECTION 9

                         MEASUREMENT OF ELECTRIC ENERGY

9.1 All measurements of energy delivered by Seller to Purchaser shall be made at various outlet lines at the high-voltage side of the Point of Interconnection by suitable kilowatt and dual-direction active and reactive power kilowatt-hour meters. Seller shall install, own and operate two sets of meters in conformity with Purchaser's metering standards and operating procedures and Prudent Electrical Practices (except that Purchaser shall be responsible for reading the meters at midnight 12 o'clock on the last day of each month with representatives of Seller being present). Purchaser's representative shall sign a written statement of each meter reading at the time of reading the meters. One set of such meters will be the primary meters and the other set will be the back-up meters. Readings on the primary meters will be the measurement of energy delivered. Testing, calibrating and recalibrating of metering equipment will be in accordance with Prudent Electrical Practices and performed jointly by representatives of Purchaser and Seller under the supervision and direction of the electric energy measurement authority of Henan Province, China. Neither Seller nor Purchaser may change the metering facilities for the Facility without the consent of the other party.

9.2 If either party disputes a meter's accuracy or condition, it shall so advise the other party in writing. The other party shall, within 15 days after receiving such notice, advise the disputing party in writing as to its position concerning the meter's accuracy. If the parties are unable to resolve their disagreement, then they shall engage either the electric energy measurement authority of Henan Province, China or an unaffiliated, qualified third party to test the meter. Should the meter be found in good order and registering accurately (within the standard set forth in Section 9.4), the disputing party shall bear the cost of inspection; otherwise the cost shall be borne by the owner of the meter.

9.3 Seller agrees to repair and recalibrate any malfunctioning meter at its own expense as soon as reasonably possible.

9.4 If the primary meter used to measure energy fails to register, the back-up meter will be used to measure energy. If the difference in measurements made by the primary meter and the back-up meter exceeds 0.5 percent of the energy measured by the primary meter in any month, the meters shall be repaired and recalibrated and an adjustment shall be made correcting all measurements made by the inaccurate or defective meter for the amount of the inaccuracy in that month, in the following manner:

     (A) As may be agreed upon by the parties, or

     (B) In the event that the parties cannot agree on the amount of the adjustment necessary to correct the measurements made by any inaccurate or defective meter, the parties shall use the back-up meter, if installed and registering accurately, to determine the amount of such inaccuracy, provided, however, that such meter is tested in the same manner as the primary meter. In the event that the back-up meter is also found to be inaccurate by more than 0.5 percent, then the parties shall use the Purchaser's meter on the far end of the interconnection line, if such meter is believed by the parties to be operating properly, adjusted for reasonable line losses. In the event there is not agreement as to the accuracy of this set of meters, the parties shall estimate the amount of the necessary adjustment referring to operating data maintained in the Facility's control system.

     (C) In the event the parties cannot agree on the actual period during
which  the  inaccurate   measurements  were  made,  the  period  for  which  the
measurements are to be adjusted shall be the last one-half of the period from the last previous test of the meter.

     (D) To the extent the adjustment period covers a period of deliveries for which payment has already been made by Purchaser, Seller shall use the corrected measurements to recompute the amount due and Seller or Purchaser, as applicable, shall make up the difference between the paid and recomputed amounts. Payment of such difference by the owing party shall be made not later than 30 days after such party receives notice of the amount due. If such payment is not made in full prior to the end of this 30-day period, a late fee will be payable by the owing party equal to 0.04% of such unpaid amount for each day in the first 60 days such amount remains unpaid and equal to 0.08% for each day thereafter. Any payment of such unpaid amounts shall be applied first to payment of the late payment interest charge and then to the principal amount outstanding.


                                   SECTION 10

                                  CHANGE OF LAW

          If a Change in Law occurs which requires new capital expenditures for the Project, increases Seller's operating costs of the Project, imposes restrictions upon Seller's operation of the Project which deny Seller the full economic benefit of this Contract or interferes with Seller's performance of its obligations hereunder, the price of energy shall be adjusted pursuant to the formula set forth in Appendix A so as to place Seller in the same economic position as if such Change in Law had not occurred. A certificate of Seller setting forth the basis for determination of such payment adjustment shall be delivered to Purchaser. As used herein, "Change in Law" shall mean any Permit Event, any change in any law, statute, ordinance, rule, regulation or Prudent Electrical Practices (including the adoption of any new law, statute, ordinance, rule, regulation or Prudent Electric Practices) or interpretation thereof by any Governmental Instrumentality from those in effect on the date of execution of this Contract, or any prohibition or acts by government or public agency which causes either or both of the parties to be unable to perform its or their obligations hereunder.


                                   SECTION 11

                                METHOD OF PAYMENT

11.1 On or before the fifth Business Day of each calendar month beginning with the first full calendar month after the Unit One Testing Date, Seller shall submit to Purchaser a billing statement showing the amount payable by Purchaser hereunder as Purchaser Energy Payments, and the calculation thereof, with respect to the immediately preceding month. Purchaser shall pay such amounts within 20 calendar days after Purchaser's receipt of the billing statement. Payment shall be made by transfer to Seller's account in a bank to be designated by Seller.

11.2 Notwithstanding the foregoing, if a Purchaser Energy Payment is not paid in full to Seller on or before the close of business on the date due, a late fee will be payable by Purchaser equal to 0.04% of such unpaid amount for each day in the first sixty days such amount remains unpaid or equal to 0.08% for each day thereafter. Any payments of such unpaid amount shall be applied first to payment of any late payment interest charge and then to the principal amount outstanding.

11.3 In the event Purchaser disputes all or any portion of any billing statement, Purchaser shall nevertheless pay the full amount when due and shall give written notice of the dispute to Seller. Such notice shall identify the disputed bill and contain a detailed statement of the amount and nature of the dispute. No adjustment shall be made for disputed amounts unless notice is given together with a detailed statement of the claim. A billing statement shall be deemed final and not subject to dispute by Purchaser if Purchaser has not delivered a notice disputing such billing statement within three months after Purchaser's receipt of such billing statement. Seller shall give prompt consideration to any dispute and shall notify Purchaser of its position within 30 days following receipt of Purchaser's written notice. If Seller shall not have responded to Purchaser within such 30 day period, Seller shall be deemed to have accepted Purchaser's position. Upon final determination of the correct amount and all necessary adjustments, any overpayment by Purchaser (together with interest thereon at a rate of 0.04% per day), shall be credited to Purchaser in the monthly billing statement next submitted to Purchaser.

11.4 All payments under this Contract shall be made in Renminbi.


                                   SECTION 12

                                  FORCE MAJEURE

12.1 If a party is wholly or partially unable to perform its obligations arising under this Contract due to Force Majeure, the party claiming Force Majeure shall give the other party written notice describing the Force Majeure event together with a certificate stating that such party is wholly or partially unable to perform its obligations under this Contract as a result of such Force Majeure event.

12.2 If, as a result of Force Majeure, a party is rendered wholly or partially unable to perform its obligations under this Contract, that party shall be excused to the extent so affected; provided that:

     (A) the suspension of performance shall be of no greater scope and of no longer duration than is required by the Force Majeure event;

     (B) no obligations under this Contract which shall have arisen before the Force Majeure event shall be excused as a result of the Force Majeure event;

     (C) no payment obligations shall be excused as a result of the Force Majeure event; and

     (D) the party claiming Force Majeure shall use its reasonable efforts to remedy its inability to perform.


                                   SECTION 13

                                EVENTS OF DEFAULT

13.1 Purchaser may give a notice of termination of this Contract upon the occurrence and continuance of any of the following events of default:

     (A) Bankruptcy of Seller;

     (B) Seller abandons the Project for a period of 12 consecutive months; or

     (C) Seller fails to perform any of its material obligations under this Contract which continues unremedied for 30 days after notice from Purchaser (or if such failure cannot be remedied within 30 days, such longer period not to exceed six months as may be reasonably necessary to remedy such failure);

provided, however, that Purchaser may not terminate this Contract as a result of any event listed above which is caused directly or indirectly by any action or omission by Purchaser or any Governmental Instrumentality (including breach by Purchaser of its obligations under this Contract or breach by Dispatcher of its obligations under the Dispatch Contract).

13.2 Seller may give a notice of termination of this Contract upon the occurrence and continuance of any of the following events of default:

     (A) Bankruptcy of Purchaser;

     (B) a Permit Event;

     (C) any Governmental Instrumentality fails to perform or repudiates any of its obligations under any of the documents set forth in Section 3 or any Permit;

     (D) any Governmental Instrumentality expropriates or threatens to expropriate Seller or any assets or rights of Seller or takes other action that adversely affects the enjoyment by Seller of its rights, or the performance by Seller of any of its obligations under this Contract;

     (E) Purchaser fails to pay when due any amount payable by Purchaser under this Contract;

     (F) Purchaser fails to perform any of its material obligations (other than payment obligations referred to in clause (E) above) under this Contract which continues unremedied for 30 days after notice from Seller; or

     (G) any Governmental Instrumentality imposes restrictions prohibiting or materially limiting Seller's or its principals' ability to repatriate profits or revenues from the Project outside China.

Nothing in this Section 13 shall preclude Seller from exercising its rights under Section 10, if applicable, or any other rights or remedies hereunder.

13.3 Any termination notice shall specify the event of default giving rise to the termination notice. Following the termination notice, the parties shall consult for a period of up to 90 days as to what steps shall be taken. At the expiration of the 90 day period and unless the parties shall have otherwise agreed or the event of default giving rise to the termination notice shall have been remedied, the party having given the termination notice may terminate this Contract by giving written notice to the other party, whereupon this Contract shall terminate on the date specified for termination in such notice.

13.4 Following termination of this Contract by Seller due to Purchaser's default hereunder, Purchaser shall, to the extent permitted by law, transmit any energy produced by Seller to any entity designated by Seller which is interconnected with Purchaser. Purchaser shall be paid its reasonable costs for transmitting such energy.

13.5 In the event of any breach or default under this Contract other than a default referred to in Section 13.1, Purchaser shall not be relieved of any of its liabilities or obligations hereunder, including its obligation to make Purchaser Energy Payments whether becoming due before or after such breach or

13.6 The rights upon default provided herein are cumulative and not exclusive of any other rights upon default available under Chinese law; provided that neither party shall have any right to terminate this Contract except as expressly provided in this Section 13.


                                   SECTION 14

                                     WAIVER

          Failure by either party to exercise any of its rights under this Contract shall not constitute a waiver of such rights. Neither party shall be deemed to have waived any right resulting from any failure to perform by the other party unless it has made such waiver specifically in writing.


                                   SECTION 15

                          CONCILIATION AND ARBITRATION

15.1 Dispute Settlement. Except as otherwise provided in this Contract, the parties shall attempt to settle any dispute arising out of or in connection with this Contract through friendly consultation between themselves. Such consultation shall begin promptly after one party has delivered to the other party a written request for such consultations. If the parties do not reach an amicable solution within 30 days of receipt of such notice, either party may, with notice to the other party, submit the dispute for binding arbitration in Beijing, China, under the auspices of the China international Economic and Trade Arbitration Commission ("CIETAC") in accordance with the CIETAC Arbitration Rules as in effect on the date of this Contract (except to the extent this Section 15 specifies different procedures, in which event such procedures shall govern the arbitration, including the selection of the arbitration panel). The parties agree that any dispute arising out of or in connection with this Contract shall be submitted exclusively to arbitration as provided in this
Section 15. Any settlement and award rendered through such an arbitration proceeding shall be final and binding upon the parties if the decision is in writing and contains a reasoned analysis explaining the arbitrators' reasons for rendering the award. The parties agree that the arbitral award may be enforced against the parties or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof. Accordingly, the parties irrevocably agree that any action to enforce such judgment may be instituted wherever appropriate and each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have now or hereafter to the laying of the venue or the jurisdiction or the convenience of the forum of any such action and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such action.

15.2 Language. The arbitration shall be conducted in English and Chinese and the arbitration shall refer to the English and Chinese texts of this Contract.

15.3 Arbitrators. There shall be three arbitrators. The parties shall each select one arbitrator within 30 days after giving or receiving the demand for arbitration. The two arbitrators selected by the parties shall select the third arbitrator. If a party does not appoint an arbitrator who has consented to participate within 30 days after the selection of the first arbitrator, the relevant appointment shall be made by the arbitrating body. The costs of the arbitration shall be borne by the parties as determined by the arbitration tribunal, taking into account the relative merits of the positions of the parties.

15.4 Submission to Jurisdiction; Defenses. Each party is subject to civil and commercial law and irrevocably agrees that this Contract is a commercial rather than a public or governmental activity and neither party is entitled to claim immunity from legal proceedings with respect to itself or any of its assets on the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Contract. To the extent that a party or any of its assets has or hereafter may acquire any right to immunity from any set-off, legal proceedings, attachment or execution of judgment on the grounds of sovereignty or otherwise, each party hereby irrevocably waives such right to immunity in respect of its obligations arising under or relating to this Contract.

15.5 Continued Performance. The parties hereby agree to carry out their respective obligations under this Contract, including without limitation all payment obligations, notwithstanding any pending dispute or controversy.


                                   SECTION 16

                  REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

16.1 Seller represents and warrants as follows:

     (A) it is a Sino-foreign cooperative joint venture duly organized and existing under the laws of the People's Republic of China;

     (B) it has full legal right, power and authority to execute, deliver and perform this Contract and the contracts and documents referred to in this Contract to which it is a party;

     (C) it has taken all appropriate and necessary action to authorize the execution, delivery and performance of this Contract and the contracts and documents referred to in this Contract to which it is a party; and

     (D) it has obtained all consents, approvals and authorizations necessary for the valid execution, delivery and performance of this Contract and the contracts and documents referred to in this Contract to which it is a party, provided, however, that Appendix A to this Contract is subject to the approval of the relevant price approval authorities before this Contract shall become effective.

16.2 Purchaser represents and warrants as follows:

     (A) it is a Chinese enterprise duly organized and existing under the laws of the People's Republic of China;

     (B) it has full legal right, power and authority to execute, deliver and perform this Contract and the contracts and documents referred to in this Contract to which it is a party;

     (C) it has taken all appropriate and necessary action to authorize the execution, delivery and performance of this Contract and the contracts and documents referred to in this Contract to which it is a party; and

     (D) it has obtained all consents, approvals and authorizations necessary for the valid execution, delivery and performance of this Contract and the contracts and documents referred to in this Contract to which it is a party, provided, however, that Appendix A to this Contract is subject to the approval of the relevant price approval authorities before this Contract shall become effective.

16.3 If from time to time a financial institution which is proposing to extend loan facilities or credit support to Seller reasonably requests any financial or other information, Purchaser will promptly provide such information.

                                   SECTION 17

                              LIABILITY OF PARTIES

17.1 Seller shall indemnify Purchaser and its officers, principals, directors, agents and employees from and against all direct damages to the extent arising from third party claims and losses for damage to property or injury to or death of persons arising from the negligence, bad faith or willful misconduct of Seller or its officers, principals, directors, agents or employees in connection with the performance of Seller's duties under this Contract or Seller's breach of this Contract. Such indemnity shall not apply to the extent that any claims or losses are caused by or arise out of any intentional or negligent act or omission, bad faith or willful misconduct by Purchaser or its officers, principals, directors, employees or agents.

17.2 Purchaser shall indemnify Seller and its principals, officers, directors, employees and agents from and against all direct damages to the extent arising from third party claims and losses for damage to property or injury to or death of persons arising from the negligence, bad faith or willful misconduct of Purchaser or its officers, principals, directors, employees or agents in connection with the performance of Purchaser's duties under this Contract or Purchaser's breach of this Contract. Such indemnity shall not apply to the extent that any claims or losses are caused by or arise out of any intentional or negligent act or omission, bad faith or willful misconduct by Seller or its principals, officers, directors, employees or agents.

17.3 Neither party nor its officers, principals, directors, employees or agents shall be liable to the other party or its officers, principals, directors, employees or agents for claims for incidental, consequential or indirect damages to persons or property, whether arising in tort, contract or otherwise, connected with or resulting from performance or non-performance under this Contract.

                                   SECTION 18

                                   ASSIGNMENT

          Assignments by either party of this Contract shall require the consent of the other party, provided, however, such consent shall not be unreasonably withheld.


                                   SECTION 19

                              AMENDMENT OF CONTRACT

          This Contract may be amended or modified only by an instrument in writing signed by both parties.


                                   SECTION 20

                                    LANGUAGE

          This Contract will be executed in four counterparts in both Chinese and English versions. Each version shall be of equal force and effect.

                                   SECTION 21

                                     NOTICES

          Any notice required or permitted to be given hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by postage prepaid registered mail (airmail if international), (iii) transmitted by internationally recognized courier service, or (iv) transmitted by facsimile to the parties as follows, as elected by the party giving such notice:


                  (A)      In the case of Purchaser, to:

                           Henan Electric Power Corporation
                           No. 11 South Songshan Road
                           Zhengzhou, Henan, China 450052

                           Attention:  Xu Xing Long
                           Facsimile No.:  86-371-790-5034
                           Telephone No.: 86-371-790-5015

                  (B)      In the case of Seller, to:

                           Jiaozuo Wan Fang Power Company Limited
                           Dai Wang Zheng
                           Jiaozuo City, Henan, China

                           Attention:       Edward C. Hall III
                           Facsimile No.:   N/A
                           Telephone No.:   N/A

                           and

                           AES China Generating Co., Ltd.
                           9/F, Allied Capital Resources Building
                           32-38 Ice House Street
                           Central, Hong Kong

                           Attention:       Paul Hanrahan
                           Facsimile No.:     852-2530-1673
                           Telephone No.:   852-2842-5111

Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (i) the date of receipt if delivered personally, (ii) 7 days after the date of posting if transmitted by mail, (iii) 3 days after delivery to the courier if transmitted by courier, or (iv) the date of transmission with confirmed answer back if transmitted by facsimile, whichever shall first occur. Any party may change its address for purposes hereof by notice to the other party. All notices hereunder shall be in English and Chinese.


                                   SECTION 22

                                 APPLICABLE LAW

          This Contract shall be governed by and construed in accordance with the laws of the People's Republic of China.


                                   SECTION 23

                                  SEVERABILITY

          The invalidity of any provision or portion of this Contract will not affect the validity of the remainder of this Contract.

                                   SECTION 24

                                ENTIRE AGREEMENT

          This Contract contains the complete agreement between the parties with respect to the matters contained herein and supersedes all other agreements, whether written or oral, with respect to the matters contained herein.


                                   SECTION 25

                          NO THIRD PARTY BENEFICIARIES

          Except as otherwise expressly stated herein, this Contract is intended to be solely for the benefit of Purchaser and Seller and their respective successors and permitted assigns and is not intended to and shall not confer any rights or benefits on any third party not a signatory hereto.


          IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Contract to be executed by their duly authorized representatives as of the day and year written above.


                                             HENAN  ELECTRIC  POWER  CORPORATION


                                             By: /s/ [SIGNATURE ILLEGIBLE]
                                                -------------------------------
                                             Name:
                                             Title:


                                             JIAOZUO  WAN  FANG  POWER COMPANY
                                             LIMITED

                                             By: /s/ Edward C. Hall, III
                                                -------------------------------
                                             Name:
                                             Title:

                                   APPENDIX A



     Unless otherwise defined herein, capitalized terms (in the English version hereof) and underlined terms (in the Chinese version hereof) used but not defined in this Appendix A shall have the same meanings set forth in the Power Purchase and Sale Contract to which this Appendix A is attached.

     Energy Payment ("SP") shall be expressed in RMB per kilowatt hour. For each Base Output Period, as herein defined, the Energy Payment shall be calculated annually on the date which is 60 days prior to the end of each Calendar Year and shall be in accordance with the following formula:

         SP = (PC + FC + EC + QC + TC) x [1 + VAT Rate x (1 + OT Rate)]

     (1) "PC" is the Unit Production Charge which shall be expressed in RMB per kilowatt hour and shall be caluclated pursuant to the following formula:

PC = RMB Operation and Maintenance Costs + ($ Operation and Maintenance Costs x Conversion Factor)
--------------------------------------------------------------------------------
                                  Base Output


               +    Annual Depreciation Amount + Fuel Expenses
                   --------------------------------------------
                                    Base Output

Where:

The Unit Production Charge does not include VAT credit.

"Operation and Maintenance Costs" shall be, for each period referred to in the definition of Base Output below (each such period, a "Base Output Period"), all RMB and Dollar operation and maintenance costs of the Project for such period and shall include, without limitation, all costs of salaries, wages and benefits for the Chinese and foreign employees (including trade union contributions and relevant allocations not covered in After Tax Enterprise Profit Retention), management (including the management of Seller), maintenance, water, ash disposal, materials, dispatch service fee, environmental compliance, insurance premiums, land use, administration, ratable funding for major maintenance overhauls, interest on working capital, costs associated with the exchange of RMB for Dollars, and amortization of deferred expenses*. All costs will include estimates of price escalation for the applicable period.

     Operation and Maintenance Costs will be separated into costs budgeted to be actually incurred and payable in RMB (RMB Operation and Maintenance Costs) and in Dollars ($ Operation and Maintenance Costs) to be used in the formula for the Unit Production Charge.

[*** Filed separately with the Commission pursuant to a request for confidential treatment.]


----------
*    Deferred expenses will include costs to establish Seller, etc.


"Fuel Expenses" shall be, for each Base Output Period, budgeted amounts for all fuel costs, including all costs of fuel supply, transportation, exchange and storage, necessary for the Facility to produce the Base Output. All costs will include estimates of price escalation for the applicable period. The budgets for Fuel Expenses will include assumptions of the coal price per ton, the plant average consumption rate (in grams/kWh), coal quality and heat content and assumptions of the oil price per ton, oil quality and heat content and the annual oil consumption determined by the number of annual unit starts and other operations requiring oil.

         "Annual Depreciation Amount" =
         ------------------------------

              (Fixed Asset Total Book Value)  x  Classified Depreciation Rate;

Where:

"Fixed Asset Total Book Value" equals the total project cost to complete the Project including all compensation made in accordance with the construction contracts, construction management costs, any taxes or fees imposed on the Project, working capital, debt service reserves and all development fees unanimously agreed to by the investors in Seller. Also included in the total Project cost which is required for the completion of Project construction will be the interest accrued on all debt during construction and other relevant expenses.

"Classified Depreciation Rate" shall mean the depreciation rate determined according to the classified service life provided in the relevant document.

"Base Output" shall mean (i) for the period beginning on the Unit One Testing Date and ending on the date immediately preceding the Unit Two Testing Date, the kilowatt-hour amount equal to the product of the Rated Capacity of the first unit of the Facility multiplied by [***] % multiplied by the number of hours in this period; (ii) for the period beginning on the Unit Two Testing Date (if such date is not the first day of a calendar year) and ending on the last day of the calendar year in which the Unit Two Testing Date occurs, the kilowatt-hour amount equal to the product of the Rated Capacity of the two units of the Facility multiplied by [***] % multiplied by the number of hours in this period; and (iii) for each calendar year thereafter, the kilowatt-hour amount equal to the product of the Rated Capacity of the two units of the Facility multiplied by [***] hours, except that for the calendar year during which the expiration date of the Power Purchase and Sale Contract occurs (if such expiration date is not the last day of such calendar year), the Base Output shall be the kilowatt-hour amount equal to the product of the Rated Capacity of the two units of the Facility multiplied by [***] % multiplied by the number of hours in such calendar year prior to the expiration date.

"Conversion Factor" shall equal
                                      2

[*** Filed separately with the Commission pursuant to a request for confidential treatment.]

                                        (Average  Conversion  Rate(t) -
                                         Average  Conversion Rate(m - 1)
Average Conversion Rate(m) x [1 +  (-------------------------------------------]
                                           Average Conversion Rate(m - 1)

where:

  (m) shall mean the 30 day period immediately preceding the date of calculation

  (t) shall mean the 12 month period immediately prior to the date of calculation

  (m - 1) shall mean the 30 day period immediately preceding the 12 month period prior to the date of calculation

"Average Conversion Rate" shall equal the average of the Conversion Rate for each day over the applicable period.

"Conversion Rate" shall mean the closing selling exchange rate of Renminbi for Dollars published by the People's Bank of China (or any successor entity publishing such rate).

At such time as the Renminbi is freely convertible and an international market based forward rate is available, the Conversion Factor shall be set equal to such quoted forward exchange rate of Renminbi for Dollars which is six months from the beginning of each Base Output Period.

         (2) "FC" is the Unit Profit Charge Before Tax which shall be expressed in RMB per kilowatt hour and shall be calculated pursuant to the following formula:

                      FC =       Unit Profit
                               --------------
                             1 - Income Tax Rate


Unit Profit = (Foreign Party's Annual Profit          Chinese Party's
               x Conversion  Factor)                   Annual Profit
              -------------------------------  +  -----------------------  +
                       Base  Output                     Base Output


(Annual $ Debt Service  Payment x  Conversion  Factor) + Annual RMB Debt
 Service Payment
-------------------------------------------------------------------------  +
                                   Base Output


Annual  Depreciation  Loan  Repayment     After Tax Enterprise Profit Retention
-------------------------------------  +  -------------------------------------
            Base  Output                              Base Output



Where:

"Annual Profit" shall be the annual amounts listed on Exhibit A-1 which have been calculated to yield a projected [***] % financial internal rate of return on registered capital over the joint venture term of Seller.

"Registered Capital Contribution" shall be equal to the total registered capital, denominated in RMB, provided by Seller's joint venture partners through the Unit Two Commercial Operation Date.

"Annual $ Debt Service Payment" shall be an annual Dollar payment in an amount equal to the annual amount required to pay all principal on the Dollar denominated debt financing for the Project.

"Annual RMB Debt Service Payment" shall be an annual RMB payment in an amount equal to the annual amount required to pay all principal on the RMB denominated debt financing for the Project.

"After Tax Enterprise Profit Retention" shall be all amounts required pursuant to law to be set aside by Seller from the after-tax profits of the Project deposited in the Reserve Fund, Enterprise Development Fund and the Bonus and Welfare Fund for Staff and Workers, and any other similar funds required to be set up and funded by any other government entity in the future. After Tax Enterprise Profit Retention for each annual period shall be determined for each Base Output Period based on the amount of after-tax profits estimated by Seller for each such year.

"Income Tax Rate" shall be the actual percentage tax rate that will be applied to Seller in the Base Output Period.

"Annual Depreciation Loan Repayment" shall equal that portion of the annual depreciation fund which is used to pay the principal of the debt.

     (3) "OT Rate" is the Other Tax Rate which shall be the rate payable in respect of any taxes that Seller is obligated to pay other than VAT on production sales. Details of this component would be established upon the introduction of those new taxes. **

* Purchaser recognizes that the intent of this provision is to cause the Energy Payment to Seller to be adjusted so that the net amount received after payment of all taxes and fees other than VAT equals the net amount that would have been received had the taxes and fees not been imposed.

     (4) "VAT Rate" shall be the actual VAT rate applicable to Seller's sales revenues at Base Output.

     (5) "EC" is the Unit Financial Charge which shall be expressed in RMB per kilowatt hour and shall be calculated pursuant to the following formula:

                       EC =   Financial Expenses
                              ------------------
                                  Base Output

"Financial Expenses" shall mean, during the operation period of the Project, the interest of the loan for the construction of, and expenses incurred in financing the operations of the Project, projected on an annual basis. Financial Expenses related to the Dollar debt shall include interest, related fees and withholding taxes

[***  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.]


(grossed up for taxes payable by Seller) imposed pursuant to relevant Chinese regulations on the Dollar denominated debt financing for the Project multiplied by Conversion Factor, that is:


     Financial Expenses related to the $ Debt Financing x Conversion Factor

RMB  Financial   Expenses  shall  include  interest  and  related  fees  on  RMB denominated debt financing for the Project.

     (6) "QC" is the Unit Net Non-Business Expenditures which shall be expressed in RMB per kilowatt hour and shall be calculated pursuant to the following formula:

        QC = Non-Business Expenditures - Non-Business Income
             -----------------------------------------------
                              Base Output

"Non-Business Expenditures" and "Non-Business Income" mean the amount of expenditures and income, respectively, of Seller which have no direct relation to the operation of the Project.

     (7) The Unit True-Up Charge ("TC") shall be expressed in RMB per kilowatt hour and shall be calculated pursuant to the following formula:

TC =    Cost Recovery Balance at the Time of Price Calculation X
         (1 + True-up Charge Interest Rate/2)
        --------------------------------------------------------
                               Base Output

Where:

"Cost Recovery Balance" for any given month, shall be equal to Cost Recovery Balance for the previous month x (1 + True-up Charge Interest Rate/12)

+ Cost Recovery for the month

- Cost Recovery Balance that has been absorbed in the Energy Payment, pursuant to a power price adjustment provided in this section.

"True-up Charge Interest Rate" shall equal [***] % per annum.

"Cost Recovery" shall equal the difference between the total sum of the actual costs and the total sum of the budgeted costs of all of the components contained in this price formula, which reflects economic changes in the underlying assumptions contained in the price formula. Factors which affect components in this price formula include, but are not limited to: (i) fuel price changes affecting Fuel Expenses; (ii) raw material price changes affecting Operation and Maintenance Costs; (iii) changes in the Conversion Rate affecting the Conversion Factor; (iv) changes to the type or rate of taxes affecting the Other Tax Rate, Income Tax Rate or VAT Rate, (v) changes in various funds which Seller is required to maintain affecting After Tax Enterprise Profit Retention; (vi) policy-related changes in expenditures (including a Change in Law) affecting any of the price formula components; and (vii) any other costs not within the control of Seller (except for increased costs due solely to operations in excess of the Base Output).

References in this Appendix A to annual periods shall be deemed to refer to the actual length of the relevant Base Output Period.

[***  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.]



                                   APPENDIX A1
                                     PROFIT


Chinese Party Registered Capital                     132,911 (000 RMB)

Foreign Party Registered Capital                     37,364 (000 USD)

Registered Capital Contribution Date                 1-Jun-96

Commercial Operation Date                            1-Jun-96

Return on Investment During  Construction =

          Registered Capital Contributed X ([***] ^L)


Where: L equals the number of years of construction

Annual Profit = (Registered Capital contributed + Return on Investment During Construction) x IRR Factor

Where:

IRR FACTOR =       20          1
                   E     --------------
                   n=1   1/(1 - [***])n


--------------------------------------------------------------------------------

     Foreign Party Annual Profit                 Chinese Party Annual Profit
  Year                 Amount (000 USD)       Year              Amount (000 RMB)



 [***]                      [***]             [***]                  [***]




The above numbers shall be adjusted to reflect the actual amount of Registered Capital Contributed, the actual date of Registered Capital Contribution and the actual Commercial Operation Date.

                                   APPENDIX B

                            POINT OF INTERCONNECTION

     The Point of Interconnection shall be at the last transmission line tower located outside the fence of the Seller's 220 kV switchyard.

                                   APPENDIX C

                                TECHNICAL LIMITS

1.   Electrical System Characteristics

     (a)  Voltage:            220 kV (equipment should be suitable for grid
                              voltage variations from 213 kV - 252 kV)

     (b)  Power Factor:       Power factor operating range at the 220 kV Point
                              of Interconnection is 0.85 (lag) to 1.0 power factor

     (c)  Grid Frequency:     50 Hertz + 1.0 Hertz to - 2.0 Hertz


2. Individual Generating Unit Characteristics. The values contained in this Appendix C are based on acheiving an installed capacity of 115 MW net per Unit. (Parasitic load has beed deducted)

     (a)  Capacity of Generating Equipment.

          (i)       147 MVA generating capacity

          (ii)      125 MW continuous capacity

          (iii)     Generator step-up transformers are rated 150 MVA.

     (b) Minimum Stable Load. The Parties agree not to dispatch the Facility below 72% load. If the performance test demonstrates that the unit cannot maintain a stable operation at 72% dispatch without the use of oil, the Parties will explore whether technological modifications to the boiler are possible. If such modification is technically certified that it will not cause damage to the operation of the boiler, Seller shall make the technological modification to the Facility, provided, however, if the costs of such modification exceeds 0.1% of the total investment, the Parties agree to settle the problem through mutual negotiations in the spirit of equality and mutual respect.

     (c) Start-up Times. Start-up times are from boiler light-off to full load, and do not include time for mobilization and purging, for which fifteen (15) minutes minimum is required. Start-up times are minimum.

          Normal Operation

          Coal Start from Ambient       10 hours
          Warm Start after 40 hours      7 hours
          shutdown
          Hot Start after 10 hours       4 hours
          shutdown


     (d)  Maximum Loadong and Deloading Rates.

          Mode      Load      Ramp Rate
                    (MW)      (MW/min.)
          ----      ----      ---------

          Cold     0 - 20       0.17
          Cold    20 - 125      0.39

                                   APPENDIX D

                            CAPACITY TEST PROCEDURES


1.   Guidelines
     ----------

     After a unit is sufficiently complete so that such unit and all systems associated with it are capable of safe operation in accordance with Prudent Electrical Practices, Seller shall conduct a capacity test as described below. Seller shall give Purchaser and the engineer at least five days prior written notice of the date on which a capacity test will commence. Purchaser may for reasonable cause defer a capacity test for up to five days fom the date requested by Seller. Seller, Purchaser and the engineer shall each designate and make available qualified and authorized representatives to observe a capacity test as described in this Appendix D, and to monitor the taking of measurements to determine the level of achievement. Testing and measuring procedures used in a capacity test shall be in accordance with Chinese standards and codes. A capacity test may, but is not required to be, run concurrently with the performance tests under the construction contracts.


2.   Capacity Test.
     --------------

     A capacity test shall establish the Rated Capacity for a Unit and shall consist of continuous, full load operation for twenty-four hours. The result of any capacity test shall be the net electrical capacity averaged over the duration of the capacity test, expressed in MW and measured at the Point of Interconnection. Upon the conclusion of the initial capacity test, Seller may elect to either (a) within five days submit the results of such capacity test to Purchaser, witha copy to the engineer, or (b) deliver a notice to Purchaser with a copy to the engineer stating Seller's intention to perform a second capacity test no earlier than two days and no later than seven days after the Purchaser's receipt of such notice. If Seller electes to perform such second capacity test, Seller shall, within five days after the conclusion of such capacity test submit to Purchaser ("Sellers Notice") with a copy to the engineer, the results of either the initial capacity test or the second capacity test, as Seller may elect.


3.   Notice of Results.
     ------------------

     If Purchaser concurs with the information in Seller's Notice, the engineer shall, within five days of receipt of Seller's Notice, provide written notice to Seller and Purchaser certifying the results of the test. If Purchaser disputes any or all of the results contained in Seller's notice, representatives of Seller, Purchaser, and the engineer shall meet at a mutually acceptable location to review and discuss the dispute. Within fourteen days of receipt of Seller's Notice, the engineer shall decide what the disputed levels of capacity were.

     Such decision shall be certified in a notice to Seller and Purchaser and shall be binding.



4.   Achievement of Testing Date.
     ----------------------------

     The testing date of a unit shall be deemed to have occured as of the date such unit has completed a capacity test, as certified by the engineer.



5.   Disposition of Output.
     ----------------------

     At all times during start-up, preliminary testing, capacity tests, or other operations of a unit in furtherance of achieving the Testing Date of such unit, Purchaser shall, at no expense to Seller, arrange for the disposition of each unit's output of electricity.











                                       2